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                                   EXHIBIT 5b

                                REITNER & STUART

                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

                                ATTORNEYS AT LAW

                                1319 Marsh Street
                            San Luis Obispo, CA 93401
                     Tel: (805) 545-8590  Fax: (805) 545-8599

BARNET REITNER*                                         WASHINGTON D.C. OFFICE:
JOHN F. STUART                                  1730 K STREET, N.W., 11TH FLOOR
*ADMITTED ONLY IN CALIFORNIA
                                          TEL (202) 466-2818 FAX (202) 466-3535

                                 October 4, 1999

Community Bancorp Inc.
130 West Fallbrook Street
Fallbrook, CA 92028

         Re:      Registration Statement on Form S-8

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by Community Bancorp Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 100,000 shares of the Company's common stock, (the "Common Stock"), and an unspecified number of interests in Fallbrook National Bank's 401(k) Profit Sharing Plan, as adopted and assumed by the Company (the "Plan").

         In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

         Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that all shares of Common Stock acquired by the Plan participants in the open market were, at the time of their original issuance, validly issued, fully paid and issued in compliance with applicable securities laws, it is our opinion that the shares of Common Stock acquired for Plan participants in the open market will, when so acquired in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable.

         This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.



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         This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Legal Matters" therein and in any prospectus delivered to participants in the Plan and any amendments thereto.

                                                     Respectfully submitted,


                                                     /s/ REITNER & STUART
                                                     --------------------
                                                     REITNER & STUART



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